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                                                                       EXHIBIT m


                                DISTRIBUTION PLAN
                                       OF
                              AIM SUMMIT FUND, INC.

                                (Class II Shares)


         SECTION 1.                 AIM Summit Fund, Inc. (the "Fund") may act
                           as a distributor of its Class II Shares (the
                           "Shares"), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Distribution Plan").

         SECTION 2.                 The Fund may incur pursuant to the terms of
                           this Distribution Plan, expenses at the rates of .30% per annum of the average daily net assets of the Fund attributable to the Shares, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

         SECTION 3.                 Amounts set forth in Section 2 may be used
                           to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth in Section 2 may also be used to finance payments of service fees under a shareholder service arrangement to be established by A I M Distributors, Inc. ("Distributors") as the Fund's distributor in accordance with Section 4, and the costs of administering the Distribution Plan. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' services. All amounts expended pursuant to the Distribution Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Distribution Plan that is not paid or advanced by Distributors to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to
                           Section 4 shall be deemed an asset-based sales charge. No provision of this Distribution Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

         SECTION 4.

         (a) Amounts expended by the Fund under the Distribution Plan shall be used in part for the implementation by Distributors of shareholder service arrangements with respect to the Shares and Summit Investors Plans II ("Plan II"). The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one



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                  percent (0.25%) per annum of the average daily net assets of the Fund attributable to the Shares beneficially owned by the customers of such service provider.

         (b) Pursuant to this program, Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributors for the provision of personal shareholder services in connection with the Shares or Plan II to the Dealers' clients and customers ("Customers") to Customers who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses and enrolling into any of several retirement plans offered; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and
                  (vi) providing such other information and services as the Fund or the Customer may reasonably request.

         SECTION 5.                 Any amendment to this Plan that requires the
                           approval of the shareholders of Class II pursuant to Rule 12b-1 under the 1940 Act shall become effective as to Class II upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of Class II, provided that the Board of Directors of the Fund has approved such amendment in accordance with the provisions of the
                           Section 6 of this Distribution Plan.

         SECTION 6.                 This Distribution Plan, any amendment to
                           this Distribution Plan and any agreements related to this Distribution Plan shall become effective immediately upon the receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Directors of the Fund, and (b) the affirmative vote of a majority of those directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Distribution Plan or any agreements related to it (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Distribution Plan or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of Class II shall become effective as to Class II until such amendment has been approved by the shareholders of Class II in accordance with the provisions of Section 5 of this Distribution Plan.

         SECTION 7.                 Unless sooner terminated pursuant to
                           Section 9, this Distribution Plan shall continue in effect until June 30, 1999 below and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Distribution Plan in Section 6.

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         SECTION 8.                 Distributors shall provide to the Fund's
                           Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 9.                 This Distribution Plan may be terminated at
                           any time by vote of a majority of the Disinterested Directors, or by vote of a majority of the outstanding voting securities of the Shares. If this Distribution Plan is terminated, the obligation of the Fund to make payments pursuant to this Distribution Plan will also cease and the Fund will not be required to make any payments beyond the termination date even with respect to expenses incurred prior to the termination date.

         SECTION 10.                Any agreement related to this Distribution
                           Plan shall be made in writing, and shall provide:

         (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Directors or by a vote of the outstanding voting securities of the Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

         (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION 11.                This Distribution Plan may not be amended to
                           increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in
                           Section 5 hereof, and no material amendment to the Distribution Plan shall be made unless approved in the manner provided for in Section 6 hereof.


                                            AIM SUMMIT FUND, INC.
                                            (On behalf of its Class II Shares)


Attest:                                     By:
       --------------------------              -----------------------------
         Assistant Secretary                         President


Effective as of                  , 199
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                          SHAREHOLDER SERVICE AGREEMENT
                FOR CLASS II SHARES OF AIM SUMMIT FUND, INC. AND
                          AIM SUMMIT INVESTORS PLANS II


                  This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by AIM Summit Fund, Inc. (the "Fund"), under a Distribution Plan (the "Plan") adopted pursuant to said Rule. This Agreement, being made between A I M Distributors, Inc. ("Distributors"), solely as agent for the Fund, and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Plan adopted by the Fund. The Plan and the Agreement have been approved by a majority of the directors of the Fund, including a majority of the directors who are not interested persons of the Fund, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Disinterested Directors"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit such Fund and its shareholders.

1. To the extent that you provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially (through Summit Investors Plans II) own Class II Shares of the Fund, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Fund or the Plans, assisting customers in changing dividend options, account designations and addresses, and in enrolling into investment plans offered in connection with the purchase of the Fund's shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Fund or the customer may reasonably request, we, solely as agent for the Fund, shall pay you a fee periodically or arrange for such fee to be paid to you.

2. The fee paid with respect to Class II Shares of the Fund will be calculated at the end of each payment period for each business day of the Fund during such payment period at the annual rate of .25% as applied to the average net asset value of the Class II Shares of the Fund purchased or acquired through exchange on or after the Plan Calculation Date. Fees calculated in this manner shall be paid to you only if your firm is the dealer of record at the close of business on the last business day of the applicable payment period, for the account in which such shares are held (the "Subject Shares").

3. The total of the fees shall be paid to you within 45 days after the close of each payment period.

4. We reserve the right to withhold payment with respect to the Subject Shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. We reserve the right at anytime to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

5. This Agreement does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.



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6.       You shall furnish us and the Fund with such information as shall reasonably be requested either by the directors of the Fund or by us with respect to the fees paid to you pursuant to this Agreement.

7. We shall furnish the directors of the Fund, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

8. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Fund except those contained in the then current Prospectus for the Fund, and you shall have no authority to act as agent for the Fund or for the Distributor.

9. We may enter into other similar Shareholder Service Agreements with any other person without your consent.

10. This Agreement may be amended at any time without your consent by Distributors mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

11. This Agreement may be terminated at any time without payment of any penalty by the vote of a majority of the directors of the Fund who are Disinterested Directors or by a vote of a majority of the Fund's outstanding Class II Shares, on sixty (60) days' written notice. It will be terminated by any act which terminates either the Selected Dealer Agreement between your firm and us or the Fund's Distribution Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

12. The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the directors, including a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address of Distributors as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or transmitted by facsimile to you at the address specified by you below.

13. You represent that you provide to your customers who own shares of the Fund directly or through Summit Investors Plans II personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.


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14.      This Agreement shall be construed in accordance with the laws of the
         State of Texas.

                                           A I M DISTRIBUTORS, INC.




Date:                                      By:
     -------------------------                ----------------------------------



The undersigned agrees to abide by the foregoing terms and conditions:



Date:                                      By:
     -------------------------                ----------------------------------
                                           Signature


                                           -------------------------------------
                                           Print Name          Title

                                           -------------------------------------
                                           Dealer's Name


                                           -------------------------------------
                                           Address


                                           -------------------------------------
                                           City       State         Zip

                                           -------------------------------------
                                           Telephone

                                           -------------------------------------
                                           Facsimile Number

                 Please sign both copies and return one copy to:

                            A I M Distributors, Inc.
                          11 Greenway Plaza, Suite 100
                            Houston, Texas 77046-1173

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